Exhibit 21

SIGMA-ALDRICH CORPORATION

SUBSIDIARIES

Sigma-Aldrich Corporation (Delaware), the Registrant:

1)	Sigma-Aldrich Co. (Illinois)

(A)	Sigma-Aldrich Israel, Ltd. (Israel)

(B)	Aldrich Chemical Company, Inc. (Delaware)

(C)	Sigma-Aldrich B.V. (Netherlands)

(1)	Sigma-Aldrich Chemie Holding GmbH (Germany)

(a)	Sigma-Aldrich Chemie GmbH (Germany)

(b)	Sigma-Aldrich Produktions GmbH (Germany)

(c)	Proligo International GmbH (Germany)

i.	Proligo Biochemie GmbH (Germany)

a.	Sigma-Aldrich Laborchemikalien GmbH (Germany)

ii.	Proligo Singapore Pte. Ltd. (Singapore)

iii.	Proligo Australia Pty. Ltd. (Australia)

(E)	Sigma-Aldrich Chemie Verwaltungs GmbH (Germany)

(F)	Sigma-Aldrich GrundsteucksVerwaltungs GmbH & Co. KG (Germany)[1]

(G)	Sigma-Aldrich Holding Sarl (France)[2]

(1)	Aldrich Chemical Foreign Holding LLC[3]

(a)	Sigma-Aldrich Chimie SNC (France)

i.	Sigma-Aldrich Chimie S.a.rl. (France)

(2)	Sigma Chemical Foreign Holding LLC[3]

(I)	Supelco, Inc. (Delaware)

(1)	Advanced Separation Technologies, Inc. (New Jersey)

(a)	Advanced Separation Technologies Ltd. (UK)

(J)	Sigma-Aldrich Biotechnology Holding Co., Inc. (Missouri)

(K)	Sigma-Aldrich Biotechnology Investment LLC (Missouri)

(L)	Sigma-Aldrich Biotechnology LP (Missouri)[4]

(M)	Sigma-Genosys of Texas, Inc. (Texas)

(N)	Sigma-Genosys Holdings LLC (Missouri)

(O)	Sigma-Genosys LP (Texas)[5]

(P)	Sigma-Aldrich Business Holdings, Inc. (Delaware)

(1)	Sigma-Aldrich Research Biochemicals, Inc. (Massachusetts)

(Q)	Sigma-Aldrich Lancaster, Inc. (Missouri)

(1)	Techcare Systems, Inc. (California)

(R)	KL Acquisition Corp (Missouri)

(1)	Chemical Trade, Limited (Russia)

(2)	MedChem, Limited (Russia)

(a)	SAF-LAB (Russia)

(3)	Sigma-Aldrich Rus (Russia)

(S)	Sigma-Aldrich China, Inc. (Missouri)

(T)	Sigma-Aldrich Logistik GmbH (Germany)

(U)	Sigma-Aldrich Manufacturing, LLC (Missouri)

Exhibit 21 (continued)

2)	Sigma-Aldrich, Inc. (Wisconsin)

3)	Sigma-Aldrich Finance Co. (Missouri)

4)	Sigma-Aldrich & Subs Foreign Sales Corporation (Barbados)

5)	Sigma-Aldrich (Switzerland) Holding AG (Switzerland)

(A)	Sigma-Aldrich Chemie GmbH (Switzerland)

(B)	Sigma-Aldrich Production GmbH (Switzerland)

(1)	Sigma-Aldrich GmbH (Switzerland)

(C)	Sigma-Aldrich N.V./S.A. (Belgium)

(1)	Sigma-Aldrich Chemie B.V. (Netherlands)

(D)	Sigma-Aldrich Italia S.r.l. (Italy)

(1)	Sigma-Aldrich S.r.l. (Italy)

(E)	Sigma-Aldrich (Shanghai) Trading Co. Ltd. (China)

(F)	Sigma-Aldrich Denmark A/S (Denmark)

(G)	Sigma-Aldrich Finland Oy (Finland)

(H)	Sigma-Aldrich Norway AS (Norway)

(I)	Sigma-Aldrich Sweden AB (Sweden)

(J)	Sigma-Aldrich Hong Kong Holding Limited (Hong Kong)

6)	Sigma-Aldrich Company, Ltd. (UK)

(A)	SAFC Biosciences Limited (UK)

(B)	Pharmorphix Limited (UK)

(C)	Epichem Group Ltd. (UK)

(1)	SAFC Hitech Ltd. (UK)

(2)	SAFC Hitech, Inc. (California)

(3)	SAFC Hitech Taiwan Co., Ltd. (Taiwan)

(4)	SAFC Hitech (Shanghai) Chemical Co. Ltd. (China)

(5)	Epichem Korea Ltd. (South Korea)

7)	Sigma-Aldrich Foreign Holding Co. (Missouri)

(A)	Sigma-Aldrich Handels GmbH (Austria)

(B)	Sigma-Aldrich spol.s.r.o. (Czech Republic)

(C)	Sigma-Aldrich (O M) Ltd. (Greece)

(D)	Sigma-Aldrich Kft (Hungary)

(E)	Sigma-Aldrich Financial Services Limited (Ireland)

(F)	Sigma-Aldrich Sp. z.o.o. (Poland)

(G)	Sigma-Aldrich Quimica S.A. (Spain)

(H)	Sigma-Aldrich de Argentina S.A. (Argentina)

(I)	Sigma-Aldrich Pty., Limited (Australia)

(1)	SAFC Biosciences Pty. Ltd. (Australia)

(J)	Sigma-Aldrich Oceania Pty. Limited (Australia)

(K)	Sigma-Aldrich Australia General Partnership (Australia)

(1)	Sigma-Aldrich New Zealand Ltd. (New Zealand)

(L)	Sigma-Aldrich Quimica Brasil Ltda. (Brazil)

(M)	Sigma-Aldrich Canada Ltd. (Canada)

(N)	Sigma-Aldrich Chemicals Private Ltd. (India)

(O)	Sigma-Aldrich Japan KK (Japan)

(P)	Sigma-Aldrich Holding Ltd. (Korea)

(1)	Sigma-Aldrich Korea Ltd. (Korea)

(Q)	Sigma-Aldrich Quimica S.A. de C.V. (Mexico)

(R)	Sigma-Aldrich Pte. Ltd. (Singapore)

(1)	Sigma-Aldrich (M) Sdn. Bhd. (Malaysia)

(S)	Sigma-Aldrich Pty. Ltd. (South Africa)

(T)	Silverberry Limited (Ireland)

(1)	Shrawdine Limited (Ireland)

(a)	Sigma-Aldrich Ireland Ltd. (Ireland)

i.	SAFC Arklow Limited (Ireland)

8)	Sigma-Aldrich Insurance Company Ltd. (Bermuda)

9)	SAFC, Inc. (Wisconsin)

10)	SAFC-JRH Holding Company, Inc. (Delaware)

(A)	SAFC Biosciences, Inc. (Delaware)

11)	SAFC Carlsbad, Inc. (California)

[1]	Ownership interest in Sigma-Aldrich GrunsteucksVerwaltungs GmbH & Co. KG (Germany) is Sigma-Aldrich Co.- 95% and Sigma-Aldrich Chemie Verwaltungs GmbH- 5%

[2]	Sigma-Aldrich (Switzerland) Holding AG owns 57.46% of Sigma-Aldrich Holding Sarl (France)

[3]	Ownership interest in Sigma-Aldrich Chimie SNC is Aldrich Chemical Foreign Holding LLC - 77% and Sigma Chemical Foreign Holding LLC- 23%

[4]	Ownership interest in Sigma-Aldrich Biotechnology LP is Sigma-Aldrich Biotechnology Investment LLC- 99% and Sigma-Aldrich Biotechnology Holding Co.- 1%

[5]	Ownership interest in Sigma-Genosys LP is Sigma-Genosys Holdings LLC- 99% and Sigma-Genosys of Texas, Inc.- 1%